Thornburg Investment Trust POS AMI

Exhibit 99(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Thornburg Investment Trust of our report dated November 22, 2019, relating to the financial statements and financial highlights, which appears in Thornburg Capital Management Fund’s Annual Report on Form N-CEN for the year ended September 30, 2019. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

January 31, 2020